Exhibit 16.1

Centurion ZD CPA Limited

Certified Public Accountants (Practising)

U.S. Securities & Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements concerning our firm contained in Form 8-K of Asia Equity Exchange Group Inc. dated and filed with the Securities and Exchange Commission on March 27, 2017, and are in agreement with those statements.

Very truly yours

/s/ Centurion ZD CPA Limited
Centurion ZD CPA Limited
Hong Kong, China
March 27, 2017